Exhibit (a)(1)(x)
AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
(including any associated preferred stock purchase rights)

of

Ventana Medical Systems, Inc.

Pursuant to the Amended and Restated Offer to Purchase

dated January 25, 2008

by

Rocket Acquisition Corporation

an indirect wholly owned subsidiary of

Roche Holding Ltd

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share, of Ventana Medical Systems, Inc. (together with any associated preferred stock purchase rights) and any other documents required by the amended and restated Letter of Transmittal cannot be delivered to the Depositary on or prior to 7:00 p.m., New York City time, on February 7, 2008 (or if the Offer is extended to a later date, such later date). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the amended and restated Offer to Purchase.

The Depositary for the Offer is:

CITIBANK, N.A.

By Mail: c/o Computershare Attn: Corporate Actions — Voluntary Offer P.O. Box 43011 Providence, Rhode Island 02940-3011	By Overnight Mail: c/o Computershare Attn: Corporate Actions — Voluntary Offer 250 Royall Street Canton, Massachusetts 02021

By Facsimile:
(For Eligible Institutions Only)
(617) 360-6810

Confirm Facsimile Transmission:
(781) 575-2332

DELIVERY OF THIS AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This amended and restated Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the amended and restated Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 of the amended and restated Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the amended and restated Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your amended and restated Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Rocket Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Roche Holding Ltd, a joint stock company organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the amended and restated Offer to Purchase dated January 25, 2008 and the related amended and restated Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, shares of Common Stock, par value $0.001 per share (together with any associated preferred stock purchase rights, the “Shares”), of Ventana Medical Systems, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the amended and restated Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

If delivery will be by book-entry transfer:

Name of Tendering Institution	(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed amended and restated Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the amended and restated Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name and Title)

(Area Code and Telephone Number)

Dated:  , 2008.

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR AMENDED AND
RESTATED LETTER OF TRANSMITTAL.